JOHN HANCOCK DECLARATION TRUST


                                  Abolition of
John Hancock V.A. Bond Fund, John Hancock V.A. Core Equity Fund, John Hancock V.A. Large Cap Growth Fund, John Hancock V.A. Mid Cap Growth Fund, John Hancock V.A. Small Cap Growth Fund, John Hancock V.A. 500 Index Fund, John Hancock V.A. High Yield Bond Fund, John Hancock V.A. International Fund, John Hancock V.A. Money Market Fund, and John Hancock V.A. Regional Bank Fund (the "Funds")
                                       and
                            Amendment of Section 5.11


                             Abolition of the Funds
                             ----------------------

         The undersigned, being a majority of the Trustees of John Hancock Declaration Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Amended and Restated Declaration of Trust dated June 6, 2000, as amended from time to time (the "Declaration of Trust"), do hereby abolish the John Hancock V.A. Bond Fund, John Hancock V.A. Core Equity Fund, John Hancock V.A. Large Cap Growth Fund, John Hancock V.A. Mid Cap Growth Fund, John Hancock V.A. Small Cap Growth Fund, John Hancock V.A. 500 Index Fund, John Hancock V.A. High Yield Bond Fund, John Hancock V.A. International Fund, John Hancock V.A. Money Market Fund, and John Hancock V.A. Regional Bank Fund and in connection therewith do hereby extinguish any and all rights and preferences of such Funds as set forth in the Declaration of Trust and the Trust's Registration Statement on Form N-1A. The abolition of the Funds are effective as of December 31, 2001.


                            Amendment of Section 5.11
                            -------------------------

         The undersigned, being a majority of the Trustees of John Hancock Declaration Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Amended and Restated Declaration of Trust dated June 6, 2000, as amended from time to time, do hereby amend Section 5.11, effective December 31, 2001, as follows:

         1. Section 5.11 (a) shall be deleted and replaced with the following:

                  Without limiting the authority of the Trustees set forth in
                  Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series, each of which consists of a single Class of Shares: John Hancock V.A. Financial Industries Fund, John Hancock V.A. Relative Value Fund, John Hancock V.A. Sovereign Investors Fund, John Hancock V.A. Strategic Income Fund and John Hancock V.A. Technology Fund (the "Existing Series").

         IN WITNESS WHEREOF, the undersigned have executed this instrument on the 20th day of November 2001.


/s/Dennis S. Aronowitz                                  /s/Gail D. Fosler
----------------------                                  -----------------
Dennis S. Aronowitz                                     Gail D. Fosler

/s/John M. DeCiccio                                     /s/William F. Glavin
-------------------                                     --------------------
John M. DeCiccio                                        William F. Glavin

/s/Richard P. Chapman, Jr.                              /s/John A. Moore
-------------------------                               ----------------
Richard P. Chapman, Jr.                                 John A. Moore

/s/William J. Cosgrove                                  /s/Patti McGill Peterson
----------------------                                  ------------------------
William J. Cosgrove                                     Patti McGill Peterson

/s/Richard A. Farrell                                   /s/John W. Pratt
---------------------                                   ----------------
Richard A. Farrell                                      John W. Pratt

/s/Maureen R. Ford
------------------
Maureen R. Ford



         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.


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